Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

On June 2, 2014, Acme United Corporation, a Connecticut corporation (the “Company”), and First Aid Only, Inc., a Washington corporation (the “Seller”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to purchase substantially all of the Seller’s assets related to its first aid and industrial safety kit business (the “Business”) (the “Transaction”). The purchased assets include inventory, equipment, accounts receivable, patents, trademarks, other intellectual property and goodwill.

The parties also consummated the Transaction on June 2, 2014. At closing the Company paid $13,800,000 in cash to the Seller. The Company utilized funds borrowed under its revolving credit facility with HSBC Bank to make payment of the purchase price to the Seller.

The following unaudited pro forma condensed consolidated financial information has been prepared to give effect to the completed Merger. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 gives effect to the Merger as if it occurred on March 31, 2014. The unaudited pro forma condensed consolidated balance sheet was derived from the unaudited financial statements of the Company and First Aid Only as of March 31, 2014. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013 and the three months ended March 31, 2014 give effect to the Merger as if it had occurred on January 1, 2013. The unaudited pro forma condensed consolidated statements of operations are derived from the audited historical financial statements of the Company and First Aid Only as of and for the year ended December 31, 2013 and the unaudited, historical financial statements of the Company and First Aid Only as of and for the three months ended March 31, 2014.

The unaudited pro forma condensed consolidated financial information was prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and should not be considered indicative of the consolidated financial position or results of operations that would have occurred if the Merger had been completed on the dates indicated, nor are they indicative of the future consolidated financial position or results of operations of the Company and First Aid Only following completion of the Merger. The unaudited pro forma condensed consolidated financial information does not reflect the potential realization of cost savings, restructuring or other costs relating to the integration, nor do they include any other items not expected to have a continuing impact on the consolidated results of the two companies. The historical consolidated financial statements of the Company and First Aid Only has been adjusted in the unaudited pro forma condensed consolidated financial information to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the consolidated results.

The unaudited pro forma condensed consolidated financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the Company’s purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, particularly in regards to infinite and finite-lived intangible assets, which could be material. The Company will finalize the purchase price allocation as soon as practicable within the measurement period in accordance with Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”), but in no event later than one year following the Merger Date.

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Acme United Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
For The Year Ended December 31, 2013
(In thousands of dollars)

	First Aid Only	Acme United	Pro Forma Adjustments		Pro Forma Combined
Cash and equivalents	116	11,644	(116)	a	11,644
Accounts Receivable	2,103	15,629	(40)	a	17,692
Inventory	2,913	28,219	(465)	b	30,667
Other Current Assets	163	1,494			1,657
Total Current Assets	5,295	56,986	(621)		61,660

Net P P & E	851	5,936	(326)	c	6,461

Intangibles	2,713	4,072	7,550	d	14,335
Other Long-Term assets	377	1,085	(377)	a	1,085

TOTAL ASSETS	9,236	68,079	6,226		83,541

LIABILITIES
Bank Debt	2,403		(2,403)	e	—
Accounts Payable	1,186	4,789			5,975
Other Current Liabilities	670	5,087	(195)	e	5,562
Total Current Liabilities	4,259	9,876	(2,598)		11,538

Long term Debt		22,912	13,800	f	36,712
Other	1,529	286	(1,529)	e	286

EQUITY	3,448	35,005	(3,448)	g	35,070

TOTAL LIABILITIES & EQUITY	9,236	68,079	6,226		83,541

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Acme United Corporation
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For The Year Ended December 31, 2013
(In thousands of dollars)

	First Aid Only	Acme United	Pro Forma Adjustments		Pro Forma Combined
Net sales	$17,383	$89,577			$106,959

Cost of goods sold	12,177	57,753			69,930

Gross profit	5,206	31,824			37,030

Selling, general and administrative expenses	4,130	25,945			30,075
Operating income	1,076	5,879			6,955

Non operating items:
Interest:
Interest expense	228	502	48	h	778
Interest income	(9)	(152)			(161)
Interest expense, net	219	350	48		617
Other expense	24	35			59
Total other expense, net	243	385	48		676
Income before income tax expense	833	5,494			6,279
Income tax expense		1,491	283	i	1,774
Net income	$833	$4,003	$(331)		$4,505

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Acme United Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2014
(In thousands of dollars)

ASSETS	FAO	Acme United	Pro Forma Adjustments		Pro Forma Acme United
Cash and equivalents		3			3,367
Accounts Receivable	2,346	16,111	(40)	a	18,417
Inventory	2,537	28,977	(595)	b	30,919
Other Current Assets	197	1,755	(42)	a	1,910
Total Current Assets	5,038	50,210	(635)		54,613

Net P P & E	810	6,455	(286)	c	6,979

Intangibles	2,713	4,035	7,536	d	14,284
Other Long-Term assets	380	1,081	(380)	a	1,081

TOTAL ASSETS	8,983	61,781	6,193		76,957

LIABILITIES
Accounts Payable	920	4,312			5,232
Other Current Liabilities	456	4,867			5,323
Bank Debt	2,298		(2,298)	e	—
Total Current Liabilities	3,674	9,179	—		10,555

Long term Debt	1,823	17,286	11,977	f	31,086
Other		277			277

EQUITY	3,486	35,039	(3,486)	g	35,039

TOTAL LIABILITIES & EQUITY	8,983	61,781	6,193		76,957

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Acme United Corporation
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For The Three Months Ended March 31, 2014
(In thousands of dollars)

	FAO	Acme United	Pro Forma Adjustments		Pro Forma Combined
Net sales	$3,782	$19,152			$22,934

Cost of goods sold	2,470	12,275			14,745

Gross profit	1,312	6,877			8,189

Selling, general and administrative expenses	1,217	6,252			7,469
Operating income	95	625			720

Non operating items:
Interest:
Interest expense	0	89	69	h	158
Interest income		(6)			(6)
Interest expense, net	0	83	69		152
Other expense	0	19			19
Total other expense, net	0	102	69		171
Income before income tax expense	95	523	(69)		549
Income tax expense	—	155	10	i	165
Net income	$95	$368	$(79)		$384

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Acme United Corporation

Notes to Unaudited Pro Forma Income Statement

1. BASIS OF PRO FORMA PRESENTATION

On June 2, 2014, the Company purchased certain assets of First Aid Only, Inc. (“First Aid Only”), a supplier of Smart Compliance® first aid kits, refills, and safety products that meet regulatory requirements for a broad range of industries. The Company purchased inventory, accounts receivable, equipment, patents, trademarks and other intellectual property for approximately $13.8 million using funds borrowed under its revolving credit facility with HSBC Bank, N.A. The Company recorded approximately $1.7 million for inventory, $2.5 million for accounts receivables and $0.6 million for equipment and other assets, as well as approximately $10.3 million for intangible assets consisting primarily of trade names, customer list and goodwill. In addition, the Company assumed approximately $1.2 million in accounts payables and accrued expenses.

The acquisition is accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). The accounting policies of First Aid Only have been conformed to those of the Company in determining the results of operations and the amounts of assets and liabilities to be fair valued. The assets and liabilities of First Aid Only have been measured at fair value based on various assumptions that the Company’s management believes are reasonable utilizing information as of the acquisition date.

The Company has estimated the fair value of the acquired assets and assumed liabilities for the First Aid Only acquisition. The Company has not assigned value to identifiable intangible assets. Such final valuations are dependent upon procedures and other studies that were not complete as of the date of this report. Any subsequent changes to the purchase price allocation that result in material changes to our consolidated financial statements will be adjusted retrospectively.

The purchase price was allocated to assets acquired and liabilities assumed as follows (in thousands):

Assets:
Accounts Receivable	$2,544
Inventory	1,704
Equipment	463
Prepaid expenses	110
Intangible Assets	10,250
Total assets	$15,071

Liabilities
Accounts Payable	$1,019
Accrued Expense	252
Total liabilities	$1,271

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2. ACCOUNTING POLICIES

The Company is in the process of evaluating First Aid Only’s accounting policies. As a result of this review, it may be necessary to conform certain accounting policies for the combined entity. The unaudited pro forma consolidated financial information does not assume any adjustment for any differences in accounting policies.

3. PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed consolidated balance sheet and income statement are as follows:

Unaudited Pro Forma Condensed Consolidated Balance Sheet

a. To eliminate assets not acquired.

b. To eliminate inventory not acquired and to adjust certain inventory items to their fair market value.

c. To adjust certain fixed assets to their fair market value.

d. To eliminate purchased intangible assets on the financial statements of First Aid Only and record approximately $10.3 million of intangible assets as a result of the acquisition.

e. To eliminate liabilities not assumed.

f. To record debt resulting from the acquisition.

g. To eliminate equity of seller.

Unaudited Pro Forma Condensed Consolidated Statements of Income

h. To eliminate interest expense of First Aid Only associated with Debt not assumed and to record interest expense associated with the $13.8 million of debt incurred to pay for the acquisition.

i. To record income tax expense on First Aid Only’s earnings at the federal statutory rate of 34%, assuming that First Aid Only is no longer organized as a Subchapter S Corporation under the Internal Revenue Code and accordingly, is subject to income based taxation at the corporate level.

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